UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bryan McMichael as Principal Accounting Officer

On September 9, 2022, Coherus BioSciences, Inc. (the “Company”) announced the appointment of Bryan McMichael, age 44, as Senior Vice President, Accounting, Corporate Controller and Principal Accounting Officer, effective September 7, 2022. Mr. McMichael has been serving as the Company’s Senior Vice President, Accounting and Corporate Controller since March 2021. Prior to joining the Company, Mr. McMichael worked for Gilead Sciences, Inc. from May 2016 to March 2021 and most recently held the position of Executive Director, Assistant Controller. Immediately prior to joining Gilead Sciences, Inc., Mr. McMichael served in various roles at NetApp, Inc. and PricewaterhouseCoopers LLP in the United States and in Europe. Mr. McMichael is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from San Diego State University.

There are currently no arrangements or understandings between Mr. McMichael and any other person pursuant to which Mr. McMichael was selected as an executive officer. There are no family relationships between Mr. McMichael and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. McMichael, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. McMichael’s appointment as Principal Accounting Officer, the Company has granted Mr. McMichael a stock option award of 15,000 shares of the Company’s common stock vesting monthly from the date of grant over four years. In addition, the Company will enter into an indemnification agreement with Mr. McMichael (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Company’s board of directors and its stockholders. The Indemnification Agreement, among other things, requires the Company to indemnify Mr. McMichael to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as an executive officer. The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which was filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A on October 24, 2014 and is incorporated by reference herein.

Mr. McMichael succeeds McDavid Stilwell as Principal Accounting Officer. Mr. Stilwell continues his service to the Company as the Company’s Chief Financial Officer and Principal Financial Officer but will no longer serve as Principal Accounting Officer effective September 7, 2022. Mr. Stilwell’s change of title to no longer serve as Principal Accounting Officer is due to a planned transition of responsibilities and is not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, auditors, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2022	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer